Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements listed below; of our report dated March 14, 2025, relating to the consolidated financial statements of Bit Digital, Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

We also consent to the reference to us under the heading “Experts” in the Registration Statements.

Registration Statements:

1.	Amendment No. 6 to Form F-3 (333-257934)
2.	Amendment No. 6 to Form F-3 (333-260241)
3.	Form S-8 (333-276955)
4.	Form S-8 (333-260587)

/s/ Audit Alliance LLP

Singapore

March 14, 2025